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                                                                  Exhibit 4
          FIRSTAR BANK MILWAUKEE, N.A.
          Firstar Financial Servoces
          Michael A. Hintz,
          Vice President

                                             July 19, 1995



          Hein-Werner Corporation
          2120 North Pewaukee Road
          Waukesha, WI  53187

          Attn:  Mr. Joseph Dindorf, President

          Gentlemen:

          Please refer to the Revolving Loan and Security Agreement by and among Firstar Bank Milwaukee, N.A. ("Firstar") and BankAmerica Business Credit, Inc. ("BankAmerica") and Firstar Financial Services, a division of Firstar Bank Milwaukee, N.A. ("FFS"), as agent for BankAmerica, and Hein-Werner Corporation ("Hein-Werner"), dated October 13, 1993, with amendments thereto ("Agreement").

          Effective upon Firstar's repurchase of BankAmerica's interest in the outstanding credit facility to Hein-Werner and the funding of a 50% loan participation by Mercantile Business Credit, Inc. in that same credit facility to Hein-Werner on terms satisfactory to Firstar, the Agreement shall be amended as provided for below contemporaneous with such participation funding:

          1. All references in the Agreement to BankAmerica Business Credit, Inc. shall be deleted in their entirety and Firstar Bank Milwaukee, N.A. shall now be known solely as "Lender".

          2. The first paragraph of the Agreement shall be amended to read as follows:

               "FIRSTAR BANK MILWAUKEE, N.A., through its Financial Services Division ("Lender") and HEIN-WERNER
               CORPORATION ("Debtor") agree as follows:"

          3.   The continuation of the section entitled NATURE OF
               CREDIT of the Agreement as set forth as Number 1 on
               Exhibit A shall be deleted.
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                                                                  Exhibit 4
          Hein-Werner Corporation
          July 19, 1995
          Page 2

          4. The first sentence of Section 3. COLLATERAL-OBLIGATION RATIO as continued as Number 3 on Exhibit A shall be amended to read:

                    "Without Lender's prior written consent, Debtor shall not permit the amount of advances against Qualified Accounts and Qualified Inventory at any time outstanding to exceed the lesser of $12,000,000.00; or


               (a) up to 80 percent of the amount owing on Non-RepurchasedQualified Accounts (minus payments which are in the process of collection by Lender), and up to 43 percent of the amount owing on Repurchased Qualified Accounts as defined in Section 12.(k) below (minus payments which are in the process of collection by Lender); said rate on Repurchased Qualified Accounts to be reduced 1/2 percent per month until at 40 percent; plus

               (b) up to the lesser of $6,000,000.00 or 43 percent of Qualified Inventory, valued at cost or wholesale market value, whichever is lower; said rate to be reduced 1/2% per month until at 40 percent."

               5. The continuation of Subsection (d) of Section 5. DEBTOR'S WARRANTIES AND COVENANTS (as set forth as Number 4 on Exhibit A) shall be amended to read:

               "Notwithstanding the foregoing and absent a default hereunder, (1) Debtor may pay director's fees not exceeding in any fiscal year the amount paid by Debtor during its fiscal year ending December 31, 1992; and (2) Debtor may make sales on open terms to its foreign subsidiaries and affiliates provided the net amount owed by such foreign subsidiaries and affiliates does not exceed $350,000.00 at any time."

          6. The continuation of Subsection (m) of Section 5. DEBTOR'S WARRANTIES AND COVENANTS (as set forth as Number 6 on Exhibit A) shall be amended to read:

               "Notwithstanding the foregoing and provided Debtor is not in default under this Agreement, Debtor shall be entitled to make, adjust and settle claims under any insurance and apply the proceeds thereof provided: (1) the fair market value of the Collateral subject to the insurance claim does not exceed $100,000.00; and (2) Debtor gives Lender prior
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                                                                  Exhibit 4
          Hein-Werner Corporation
          July 19, 1995
          Page 3

          written notice of any proposed insurance settlements exceeding $10,000.00; (3) the insurance proceeds are used to replace and/or restore the Collateral to the satisfaction of Lender; and (4) Lender reasonably determines that Debtor's operation or financial condition will materially benefit from restoration or replacement of the Collateral. In the event the fair market value of the Collateral, subject to the insurance claim exceeds $100,000.00 or Debtor is in default hereunder, Lender shall have the exclusive right to make, adjust, settle and apply any insurance claims in its sole discretion."



          7. Subsequent (a) of Section 7. OTHER LOAN PROVISIONS shall be added as follows:

               "(a) Participations, Participant Interest Rate.  Debtor
                    recognizes that an integral part of the financing under this Agreement is Lender's participation with
                    Mercantile Business Credit, Inc. ("Participant"), and Debtor consents to such participation, the extent of which shall be equal to 50% of the advances hereunder not to exceed $6,000,000.00 under this Agreement (or such dollar limit as Lender and Participant may agree). Such participation is subject to the execution of a participation agreement in a form satisfactory to Lender. The annual rate of interest charged to Debtor on any advances subject to participation shall be 1.75% plus the rate announced from time to time by Lender as its "prime rate". Minor deviations above and below such rate of interest will result from costs and fees provided for in this Agreement, timing of the settlement with Participant on any particular day, clearance factors and the time of day of the application of Collections. The time and manner of settlement of any participation shall be within the sole determination of Lender and Participant. In the event a participation is terminated for any reason, the rate of interest charged Debtor by Lender on any advances in replacement of the participated advances shall revert to that rate set forth in Section 1. LOANS AND SECURITY INTEREST hereof; and Lender shall not be obligated to fund Participant's prior share of the advances. Notwithstanding the existence of or lack of any participation, Lender shall not at any time lend funds to Debtor in excess of Lender's lending limits. Lender may distribute to Participant or potential participants any information Lender may obtain
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                                                                  Exhibit 4
          Hein-Werner Corporation
          July 19, 1995
          Page 4


                    regarding Debtor, the Collateral, this Agreement and the Loan Documents between Debtor and Lender.
                    Debtoralso agrees to furnish Participant, upon request, the same information Debtor provides to Lender."

          8. The second sentence of subsection (a) of Section 9. TERMINATION shall be amended to read:

                    "While this Agreement in effect, Debtor agrees to borrow funds and pay, at minimum to Lender the Minimum Monthly Charge specified in Section 1. LOANS AND SECURITY INTEREST of this Agreement until June 30, 1997, and from year to year thereafter, unless Debtor notifies Lender that it does not intend to extend the



                    Agreement for another year by giving Lender written notice at least ninety (90) days prior to the expiration of the then existing term of this Agreement."

          9. Subsection (d)(5) of Section 12. ADDITIONAL TERMS (as set forth as Number 12(d)(5) on Exhibit A) shall be deleted.

          10. Subsection (i) of Section 12. ADDITIONAL TERMS (as set forth as Number 12(i) on Exhibit A) shall be deleted

          In all other respects, the Agreement shall remain unchanged and in full force and effect.

          If the above agrees with your understanding and approval, please indicate same by signing the original of this letter and returning it to the undersigned. (NOTE: If you return executed documents via facsimile, you must also return the original executed documents. You agree FFS may rely on facsimile signatures for all purposes and without any liability to you.)
          If the preconditions (if any) to this amendment are not satisfied or if this amendment letter is not executed and returned to FFS on or before August 2, 1994, then the proposed amendments herein may be withdrawn by FFS by written notice to you. The amendments set forth herein and any accompanying documents will be deemed effective and accepted in Milwaukee, Wisconsin, upon our receipt of the executed documents.
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                                                                  Exhibit 4
          Hein-Werner Corporation
          July 19, 1995
          Page 5


                                                  Sincerely,

                                                  Michael A. Hintz
                                                  Division Vice President

          mkf
          Enclosure
          cc:  Gilbert L. Southwell, III

          Agreed to this 1st day of August, 1995.

          HEIN-WERNER CORPORATION

          Edward F. Duffy
          Vice President



          The undersigned guarantors of the indebtedness of Hein-Werner Corporation hereby consent to the foregoing amendments and confirm that their guaranties remain in full force and effect.

          BLACKHAWK COLLISION REPAIR, INC.

          Edward F. Duffy
          Vice President


          HEIN-WERNER OF CANADA, LTD.

          Edward F. Duffy
          Vice President


          HEIN-WERNER EXPORT CORP.

          Edward F. Duffy
          Vice President
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